FORM 8A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                 FOR REGISTRATION OF CERTAIN CLASS OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   ----------

                              AT&T BROADBAND CORP.
             (Exact name of Registrant as specified in its charter)
         DELAWARE                                             04-3592397
(State of incorporation or organization)                  (I.R.S. Employer
                                                         Identification No.)
                            188 INVERNESS DRIVE WEST
                            ENGLEWOOD, COLORADO 80112
                    (Address of principal executive offices)

   If this Form related to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box: [X]

   If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box: [ ]


        Securities to be registered pursuant to Section 12(b) of the Act:
          Title of each class to be             Name of each exchange on which
                so registered                   each class is to be registered

7.00% Broadband Exchange Notes Due May 15, 2005          NEW YORK STOCK EXCHANGE
7.50% Broadband Exchange Notes Due June 1, 2006          NEW YORK STOCK EXCHANGE
7.75% Broadband Exchange Notes Due March 1, 2007         NEW YORK STOCK EXCHANGE
6.00% Broadband Exchange Notes Due March 15, 2009        NEW YORK STOCK EXCHANGE
8.125% Broadband Exchange Notes Due January 15, 2022     NEW YORK STOCK EXCHANGE
8.125% Broadband Exchange Notes Due July 15, 2024        NEW YORK STOCK EXCHANGE
8.35% Broadband Exchange Notes Due January 15, 2025 NEW YORK STOCK EXCHANGE 8.625% Broadband Exchange Notes Due December 1, 2031 NEW YORK STOCK EXCHANGE
        Securities to be registered pursuant to Section 12(g) of the Act:
                                      NONE


The offer and sale of these securities have been registered under the Securities Act of 1933.

The material set forth in the section captioned "Description of the Broadband Exchange Notes" in the Registrant's Amendment No. 2 to Form S-4 Registration Statement (Registration No. 333-97953), filed with the Securities and Exchange Commission on October 4, 2002, is incorporated herein by reference.

In connection with the issuance of these securities, the issuer will receive opinion(s) of counsel covering: the valid existence of the issuer; the due authorization of the debt securities subject to this application (the "Debt Securities"); the validity of the Debt Securities; the qualification of the indenture under the Trust Indenture Act of 1939, if applicable; and the effectiveness of the securities under the Securities Act of 1933.

All requisite approvals and authorizations will be received, and required supporting materials will be filed with the New York Stock Exchange.


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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 1st day of November, 2002.





AT&T BROADBAND CORP.

By:   /s/  Robert S. Feit
      -----------------------------------
      Name:  Robert S. Feit
      Title: Vice President and Assistant Secretary





                 LISTING APPLICATION TO NEW YORK STOCK EXCHANGE

THE NEW YORK STOCK EXCHANGE, INC. HEREBY AUTHORIZES THE ABOVE REFERENCED DEBT SECURITIES OF AT&T BROADBAND CORP. AND CERTIFIES TO THE SECURITIES AND EXCHANGE COMMISSION ITS APPROVAL FOR THE LISTING AND REGISTRATION OF SUCH SECURITIES UNDER THE ACT:

By:   /s/  Janice O'Neill
     -------------------------------------------
      Janice O'Neill
      Vice President
      Corporate Compliance